SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): May 19, 2009

                            TECHNE CORPORATION
             (Exact Name of Registrant as Specified in Charter)


       Minnesota                     0-17272             41-1427402
(State or Other Jurisdiction       (Commission         I.R.S. Employer
of Incorporation)                  File Number)      Identification No.)

                614 Mckinley Place NE
                   Minneapolis, MN                       55413
       (Address of Principal Executive Offices)       (Zip Code)

     Registrant's telephone number, including area code:  (612) 379-8854

                              Not Applicable
      (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 19, 2009, John L. Higgins was elected to the Board of
Directors of Techne Corporation (the "Company") and to the Nominations and Governance Committee, Audit Committee and Compensation Committee of the Board. In connection with his service on the Company's Board and Committees, Mr. Higgins will receive annual cash compensation and stock options pursuant to the Company's director compensation policy.

Mr. Higgins was not named as director pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been in the past, any transactions with the Company or any of its subsidiaries or affiliates in which Mr. Higgins has or had a direct or an indirect material interest.

On May 19, 2009, the Company issued a press release announcing the election of Mr. Higgins to the Company's Board of Directors. The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

On May 19, 2009, the Company issued a press release announcing that Mr. G. Arthur Herbert, a current director and member of the Nominations and Governance Committee, Audit Committee and Compensation Committees, will not stand for re-election at the Company's Annual Meeting scheduled for October 29, 2009. The press release is attached as Exhibit 99.2 and is incorporated by reference herein.


Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

          99.1 Press Release dated May 19, 2009.

          99.2 Press Release dated May 19, 2009.





                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 19, 2009                   TECHNE CORPORATION

                                      By: /s/ Thomas E. Oland
                                      ---------------------------
                                      Name: Thomas E. Oland
                                      Title: President and Chief
                                        Executive Officer




                          EXHIBIT INDEX

    Exhibit No. Description
    ----------- -----------
       99.1     Press release of Techne Corporation dated May 19, 2009.
       99.2     Press release of Techne Corporation dated May 19, 2009.